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                                                        EXHIBIT 10(b)





                              HARRIS  CORPORATION

                          MASTER RABBI TRUST AGREEMENT
                          ----------------------------

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                           HARRIS CORPORATION MASTER

                             RABBI TRUST AGREEMENT
                             ---------------------

This Trust Agreement made as of the 1st day of August, 1994 by and between HARRIS CORPORATION, a Delaware corporation ("Company") and BANKERS TRUST COMPANY, a New York banking corporation ("Trustee").
         WHEREAS, Company has adopted various nonqualified deferred compensation plans and arrangements, as listed in Appendix A (the
"Plans");
         WHEREAS, Company has incurred or expects to incur liability under the terms of such Plans with respect to the individuals participating in such Plans (individually a "Participant" and collectively the "Participants");
         WHEREAS, Company established the Harris Corporation Benefits Trust Agreement, effective September 23, 1987, which was amended and restated as the Harris Corporation Master Rabbi Trust Agreement, effective May 27, 1993 (the "Prior Agreement");
         WHEREAS, Company desires to amend and restate the Prior Agreement in its entirety and appoint Trustee as successor trustee, effective August 1, 1994;
         WHEREAS, Company wishes to contribute to the trust (the "Trust") the assets that shall be held therein, subject to the claims of Company's creditors in the event of Company's Insolvency, as herein defined, until paid to Participants and their beneficiaries in such manner and at such times as specified in the Plans;
         WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plans as unfunded plans maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title 1 of the Employee Retirement Income Security Act of 1974; and
         WHEREAS, it is the intention of Company to make contributions to the Trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the Plans.
         NOW THEREFORE, the parties do hereby amend and restate the Prior Agreement and agree that the Trust shall be comprised, held and disposed of as follows.

SECTION 1.  ESTABLISHMENT OF TRUST.
- - - - - ----------------------------------

         (a) Company hereby establishes the Trust with the Trustee, consisting of such sums of money and other property acceptable to the Trustee as from time to time shall be paid and delivered to and accepted by the Trustee from the Company in accordance with subsection (e) below. All such money and other property paid or delivered to and accepted by the Trustee shall become the principal of the Trust to be held, administered and disposed of by Trustee as provided in this Trust Agreement.
         (b) The Trust hereby established is revocable by Company; it shall become irrevocable upon a Change in Control, as defined herein.
         (c) The Trust is intended to be a grantor trust, of which Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle





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A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.
         (d) The principal of the Trust, and any earnings thereon shall be held separate and apart from other funds of Company and shall be used exclusively for the uses and purposes of the Participants and general creditors as herein set forth. The Participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plans and this Trust Agreement shall be mere unsecured contractual rights of the Participants and their beneficiaries against Company. Any assets held by the Trust shall be subject to the claims of Company's general creditors under federal and state law in the event of Insolvency, as defined in Section 3(a) herein.
         (e) Company, in its sole discretion, may at any time, or from time to time, make additional deposits of cash or other property in trust with Trustee to augment the principal to be held, administered and disposed of by Trustee as provided in this Trust Agreement. Neither Trustee nor any Participant or beneficiary shall have any right to compel such additional deposits. Except as hereinafter provided, Company shall make contributions to the Trust from time to time as it shall determine in its sole discretion; provided, however that Company shall be required to contribute the required funding amount within the five-day period following a Change in Control. For purposes of this Agreement, the term "required funding amount" means the amount required to fund the obligations of Company under the Plans.





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         (f)     The Trustee does not assume any responsibility or undertake any duty to enforce payment of any contribution to the Plans or for the adequacy of the Trust or the funding standards adopted by Company to meet and discharge any liability under the Plans. No duties or obligations shall be imposed hereunder upon Trustee with respect to the Trust unless they have been specifically undertaken by Trustee by the express terms of this Agreement.

SECTION 2.  PAYMENTS TO PARTICIPANTS AND THEIR BENEFICIARIES.
- - - - - ------------------------------------------------------------

         (a) Company shall from time to time deliver to Trustee a schedule (the "Payment Schedule") that indicates the amounts payable in respect of each Participant (and his or her beneficiaries), that provides a formula or other
instructions     acceptable to Trustee for determining the amounts so payable, the form in which such amount is to be paid (as provided for or available under the Plans), the time of commencement for payment of such amounts and appropriate federal, state and local tax withholding information. Except as otherwise provided herein, Trustee shall make payments to the Participants and their beneficiaries in accordance with such Payment Schedule. The Trustee may rely upon and shall be under no duty to verify the information contained in the Payment Schedule. The Trustee shall make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of this Agreement and shall pay amounts withheld to the appropriate taxing authorities, or shall determine that





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such amounts have been reported, withheld and paid by Company.  To the extent that Trustee pays benefits due a Participant under a Plan, Company shall be forever released and discharged from the obligation to pay such benefits.
         (b) The entitlement of a Participant or his or her beneficiaries to benefits under the Plans shall be determined by Company or such party as it shall designate under the Plans, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plans.
         (c) Company may make payment of benefits directly to the Participants or their beneficiaries as they become due under the terms of the Plans. Company shall notify Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to Participants or their beneficiaries. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plans, Company shall immediately make up the balance of each such payment as it falls due. Trustee shall notify Company when principal and earnings are not sufficient. Trustee shall not be responsible for withholding any federal, state or local taxes payable with respect to benefits paid by Company and shall pay amounts withheld to the appropriate taxing authority.





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SECTION 3.  TRUSTEE RESPONSIBILITY REGARDING PAYMENTS TO TRUST BENEFICIARY
- - - - - --------------------------------------------------------------------------
WHEN COMPANY IS INSOLVENT,
- - - - - -------------------------

         (a) Trustee shall cease payment of benefits to the Participants and their beneficiaries if Company is Insolvent. Company shall be considered "Insolvent" for purposes of this Trust Agreement if (i) Company is unable to pay its debts as they become due, or (ii) Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.
         (b) At all times during the continuance of this Trust, as provided in Section 1 (d) hereof, the principal and income of the Trust shall be subject to claims of general creditors of Company under federal and state law as set forth below.
                 (1) The Board of Directors or the Chief Executive Officer of Company shall have the duty to inform Trustee in writing of Company's Insolvency. If a person claiming to be a creditor of Company alleges in writing to Trustee that Company has become Insolvent, Trustee shall determine whether Company is Insolvent and, pending such determination, Trustee shall discontinue payment of benefits to the Participants or their beneficiaries. In all cases, Trustee shall be entitled to conclusively rely upon the written certification of the Board of Directors or the Chief Executive Officer of Company when determining whether Company is insolvent.
                 (2) Unless Trustee has actual knowledge of Company's Insolvency, or has received notice from Company or a person claiming to be a creditor alleging that Company is Insolvent, Trustee shall have no duty to inquire whether





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Company is Insolvent. Trustee may in all events rely on such evidence concerning Company's solvency as may be furnished to Trustee and that provides Trustee with a reasonable basis for making a determination concerning Company's solvency.
                 (3) If at any time Trustee has determined that Company is Insolvent, Trustee shall discontinue payments to the Participants or their beneficiaries and shall hold the assets of the Trust for the benefit of Company's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of the Participants or their beneficiaries to pursue their rights as general creditors of Company with respect to benefits due under the Plans or otherwise.
                 (4) Trustee shall resume the payment of benefits to the Participants or their beneficiaries in accordance with Section 2 of this Trust Agreement only after Company has informed Trustee in writing that Company is not Insolvent (or is no longer Insolvent).
         (c) Provided that there are sufficient assets, if Trustee discontinues the payment of benefits from the Trust pursuant to Section 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to the Participants or their beneficiaries under the terms of the Plan for the period of such discontinuance, less the aggregate amount of any payments made to the Participants or their beneficiaries by Company in lieu of the payments provided for hereunder during any such period of discontinuance.





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SECTION 4.  PAYMENTS TO COMPANY.
- - - - - -------------------------------

         Except as provided in Section 3 hereof, after the Trust has become irrevocable, Company shall have no right or power to direct Trustee to return to Company or to divert to others any of the Trust assets before all payment of benefits have been made to the Participants and their beneficiaries pursuant to the terms of the Plans.

SECTION 5.  INVESTMENT AND ADMINISTRATIVE AUTHORITY.
- - - - - ---------------------------------------------------

         (a) Responsibility for the management and control of the Trust (including the power to acquire or dispose of Trust assets) may be vested, in the discretion of Company, in Trustee and/or in such one or more Investment Managers, as hereinafter defined, appointed by Company. The portion of the Trust over which Trustee shall have such responsibility is hereinafter referred to as the "Discretionary Fund". Any portion of the Trust over which an Investment Manager shall have such responsibility is hereinafter referred to as a "Directed Fund". Allocation of assets of the Trust between and among any Discretionary or Directed Funds shall be determined by Company.
         (b) Trustee shall invest and reinvest the Discretionary Fund as a single fund without distinction between principal and income in such investment and at such time or times and in such shares and proportions as it, in its absolute discretion, shall deem advisable; except that, Trustee is authorized to hold in the Discretionary Fund uninvested cash awaiting investment and to maintain such





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additional cash balances as it shall deem reasonable or necessary to meet anticipated distributions from or administrative costs of the Plans or Trust, without incurring any liability for the payment of interest on such cash.
         Trustee shall discharge the foregoing powers and discretions in accordance with the funding policy, and to the extent the Plans so provide, guidelines established by Company and from time to time communicated in writing to Trustee. Trustee shall have no responsibility with respect to the formulation of any funding, investment or diversification policy embodied in such guidelines.
         In addition, if Company has exercised its discretion to vest responsibility for the management and control of any portion of the Trust in one or more Investment Managers, or, if the Trust is not the only funding medium under the Plans, then Company shall be responsible under the Plans and this Agreement for determining the proper diversification policy with respect to the investment of Plan assets (including the Trust), for monitoring adherence to such policy and for advising Trustee with respect to its compliance with any investment limitations.
         (c) The investment and reinvestment of any Directed Fund established under this Trust Agreement shall be under the exclusive management and control of an Investment Manager appointed by Company.
         For purposes of this Trust Agreement, "Investment Manager" shall mean an investment adviser registered under the Investment Advisers Act of 1940, a bank (other than the Trustee) as defined in that Act, or an insurance company qualified to perform investment management services under the laws of more than one





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State, which shall have acknowledged in writing that it is a fiduciary with respect to the Plans, and which shall have the power to manage, acquire and dispose of Plan assets. Trustee shall not be a party to any agreement with an Investment Manager, and the terms and conditions of appointment and retention of an Investment Manger shall be the sole responsibility of Company.
         Company shall certify in writing to Trustee: (a) that it has appointed an Investment Manager in accordance with the Plan; (b) that the Investment Manager is an "Investment Manager" as such term is defined above; and (c) the assets of the Trust Fund to be allocated to the Directed Fund over which such Investment Manager shall have responsibility.
         The Investment Manager shall furnish Trustee from time to time with the names and signatures of those persons who shall be authorized to direct Trustee on its behalf hereunder. Trustee shall have the right to request that all directions by an Investment Manager pursuant to this Trust Agreement be in writing and shall assume no liability hereunder for failure to act pursuant to such directions unless and until it shall receive directions in form satisfactory to it.
         Supervision of an Investment Manager shall be the exclusive responsibility of Company. Therefore, Trustee shall be under no duty or obligation to review or to question any direction of the Investment Manager or to review the securities or other property held in any Directed Fund with respect to prudence, proper diversification of Trust or Plan assets or compliance with any limitation on the Investment Manager's authority under the terms of the Plans, any agreement





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entered into between Company and an Investment Manager or imposed by applicable law, or to make any suggestions to Company or an Investment Manager with respect to the investment and reinvestment of any Directed Fund.
         The parties hereto acknowledge that while Trustee will perform certain duties (such as custodial, reporting, recording and bookkeeping functions) with respect to Directed Funds, such duties do not involve the exercise of any discretionary authority to manage or control assets of the Directed Funds and will be the responsibility of officers and other employees of Trustee who are unfamiliar with and have no responsibility for investment management.
Therefore, in the event that knowledge of Trustee shall be a prerequisite to imposing a duty upon or determining liability of Trustee under this Trust Agreement or any statute regulating the conduct of Trustee with respect to such Directed Funds, Trustee will not be deemed to have knowledge of or have participated in any act or omission of an Investment Manager involving the investment of assets allocated to the Directed Funds solely as a result of the receipt and processing of information in the course of performing such duties.
         Trustee shall not have any discretionary responsibility or authority to manage or control any asset held in a Directed Fund upon the resignation or removal of an Investment Manager unless and until it has been notified in writing by Company that the Investment Manager's authority has terminated and that such Directed Fund assets are to be integrated with the Discretionary
Fund. Such notice shall not be deemed effective until two business days after it has been





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received by Trustee. Trustee shall not be liable for any losses to the Trust resulting from the disposition of any investment made by an Investment Manager or for the retention of any illiquid or unmarketable investment or any investment which is not publicly traded or for the holding of any other investment acquired by the Investment Manager if Trustee is unable to dispose of such investment because of the Securities Act of 1933 or other Federal or state law or if an orderly liquidation of such investment is impractical under prevailing conditions, or for failure to comply with any investment or diversification limitations imposed by Company, or for any other violation of the terms of is Trust Agreement, the Plans or applicable laws, as a result of the addition of Directed Fund assets to the Discretionary Fund.
         (c) Without in any way limiting the powers and discretions conferred upon Trustee and any Investment Manager by the other provisions of this Agreement or by law, Trustee and each Investment Manager shall be vested with the following powers and discretions with respect to the assets of the Trust subject to its management and control, and, upon the directions of the Investment Manager of a Directed Fund, Trustee shall make, execute, acknowledge and deliver any and all documents of transfer and conveyance and any and all other instruments that may be necessary or appropriate to enable such Investment Manager to carry out such powers and discretions:
                 (1) to purchase, sell, exchange, convey, transfer or otherwise acquire or dispose of any property by private contract or at public auction, and no





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         person dealing with Trustee or Investment Manager shall be bound to see to the application of the purchase money or to inquire into the validity, expediency or propriety of any such acquisition or disposition, except that prior written approval of Company is required for Trustee to purchase, sell, lease, or otherwise acquire or dispose of real property on behalf of the Trust;
                 (2) to purchase or sell, write or issue, puts, calls or other options, covered or uncovered, to enter into financial futures contracts, forward placement contracts and standby contracts, and in connection therewith, to deposit, hold (or direct Bankers Trust Company, as trustee or in its individual capacity, to deposit or hold) or pledge assets of the Trust;
                 (3) to vote upon any stocks, bonds or other securities; to give general or special proxies or powers of attorney with or without power of substitution; to exercise any conversion privileges, subscription rights or other options and to make any payments incidental thereto; to consent to or otherwise participate in corporate reorganizations or other changes affecting corporate securities and to delegate discretionary powers and to pay any assessments or charges in connection therewith; and generally to exercise any of the powers of an owner with respect to stocks, bonds, securities and other property;
                 (4) to invest in a fund consisting of securities issued by corporations and selected and retained solely because of their inclusion in, and in accordance with, one or more commonly used indices of such securities, with





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         the objective of providing investment results for the fund which approximate the overall performance of such designated index;
                 (5) to enter into any partnerships, as a general or limited partner, or joint venture;
                 (6) to purchase units or certificates issued by an investment company or pooled trust or comparable entity;
                 (7) to transfer money or other property to an insurance company issuing an insurance contract;
                 (8) to transfer assets of a Discretionary or Directed Fund to a common, collective or commingled trust fund maintained by Trustee, Investment Manager, or an affiliate of Trustee or Investment Manager, or by another trustee who is designated by Company, to be held and invested subject to all of the terms and conditions thereof, and such trust shall be deemed adopted as part of the Trust and the Plans, to the extent that assets of the Trust are invested therein; and
                 (9) to be reimbursed for the reasonable expenses incurred in exercising any of the foregoing powers or to pay the reasonable expenses incurred by any agent, manager or trustee appointed pursuant hereto.
         (d)     In addition, Trustee is hereby authorized:
                 (1) to register any securities held in the Trust in its own name or in the name of a nominee and to hold any securities in bearer form, and to combine certificates representing such securities with certificates of the





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         same issue held by Trustee in other fiduciary or representative capacities or as agent for customers, or to deposit or to arrange for the deposit of such securities in any qualified central depository, even though, when so deposited, such securities may be merged and held in bulk in the name of the nominee of such depository with other securities deposited therein by other depositors, or to deposit or arrange for the deposit of any securities issued by the United States government or any agency or instrumentality thereof, with a Federal Reserve Bank, but the books and records of Trustee shall at all times show that all such investments are part of the Trust;
                 (2) to employ suitable agents, depositories and counsel, domestic or foreign, and to charge reasonable expenses and compensation against the Trust, and to confer upon any such depository the powers conferred upon Trustee by paragraph (1) above, as well as the power to appoint subagents and depositories, wherever situated, in connection with the retention of securities and other property;
                 (3) to borrow money from any source as may be necessary or advisable to effectuate the purposes of the Trust on such terms and conditions as Trustee may deem advisable, subject to prior written approval by Company;
                 (4) to compromise, compound, submit to arbitration or settle any debt or obligation owing to or from or otherwise adjust all claims in favor of or against the Trust, other than claims solely affecting the right of any person





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         to benefits under the Plans; to reduce or increase the rate of interest or extend or otherwise modify, foreclose upon default, or enforce any such debt or obligation; to sue or defend suits or legal proceedings to protect any interest in the Trust and to represent the Trust in all suits or legal proceedings in any court or before any other administrative agency or body or tribunal; and
                 (5) generally, consistent with the provisions of this Trust Agreement, to perform all acts (whether or not expressly authorized herein) which it may deem necessary and prudent for the protection of the assets of the Trust; provided however, that in the event of a Change in Control as defined in Section 13(e), written approval by Company is required for Trustee to borrow on behalf of the Trust, or to lease or sell real property on behalf of the Trust.
         Notwithstanding anything to the contrary contained in this Trust Agreement, in the event of a Change in Control as defined in Section 13(e), Trustee shall invest all assets of the Trust in such fixed-income securities as the Trustee deems appropriate, in the exercise of its sole discretion, for a period of one year following such event and thereafter shall have and exercise investment discretion with respect to all assets of the Trust.





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SECTION 6.  DISPOSITION OF INCOME.
- - - - - ---------------------------------
         During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.

SECTION 7.  MONTHLY AND ANNUAL ACCOUNTING BY TRUSTEE.
- - - - - ----------------------------------------------------
         Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between Company and Trustee and all books and records relating thereto shall be open to inspection and audit at all reasonable times by any persons designated by Company. Within 30 days following the close of each month, within 90 days following the close of each fiscal year (ending June 30th) and within 90 days after the removal or resignation of Trustee, Trustee shall deliver to Company a written account of its administration of the Trust during such month or year, as the case may be, or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it upon its own authority, or pursuant to the directions of any Investment Manager, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such month, year or as of the date of such removal or resignation, as the case may be. Upon the





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expiration of ninety (90) days from the date of filing such annual or other account, Trustee shall be forever released and discharged from all liability and accountability to the Company with respect to the propriety of all acts (and failures to act) and transactions reflected in such account, except with respect to any such acts or transactions as to which the Company shall, within such ninety (90) day period file with Trustee specific written objections.
         Company shall be entitled to such conferences with Trustee, as Company shall reasonably request, including but not limited to an annual conference.

SECTION 8.  RESPONSIBILITY OF COMPANY, TRUSTEE AND INVESTMENT MANAGERS.
- - - - - ----------------------------------------------------------------------
         (a) Company, Trustee and each Investment Manager shall discharge their respective fiduciary duties with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by Company or an Investment Manager which is contemplated by, and in conformity with, the terms of this Trust Agreement or anything omitted to be done by Trustee in the absence of any such direction, request or approval. Company agrees to indemnify Trustee against Trustee's reasonable costs, expenses and liabilities (including, without limitation, reasonable attorneys' fees and expenses) arising out of or relating to any action taken by Trustee in good faith





                                     - 18 -
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and without negligence and in reliance upon direction, request or approval given by Company or an Investment Manager or anything omitted to be done in good faith in the absence of any such direction, request or approval. If Company does not pay such costs, expenses and liabilities in a reasonably timely manner, Trustee may obtain payment from the Trust.
         (b) If Trustee undertakes or defends any litigation arising in connection with this Trust, Company agrees to indemnify Trustee against Trustee's reasonable costs, expenses and liabilities (including, without limitation, reasonable attorneys' fees and expenses) relating thereto and to be primarily liable for such payments. If Company does not pay such costs, expenses and liabilities in a reasonably timely manner, Trustee may obtain payment from the Trust.
         (c) Trustee may consult with legal counsel and may reasonably rely on such counsel (who may also be counsel for Company generally) with respect to any of its duties or obligations hereunder.
         (d) Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals reasonably required to assist it in performing any of its duties or obligations hereunder and may charge the reasonable fees of such professionals to the Trust.
         (e) Trustee shall have, without exclusion, all powers conferred on trustees by applicable law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor trustee, or to loan to any person the proceeds of any borrowing against such policy. Trustee shall not be responsible under this Trust Agreement for the form, term, payment provisions or issuer of any insurance contract which it may be directed to purchase and/or hold as contractholder hereunder.
         (f) However, notwithstanding the provisions of Section 8(e) above, Trustee may loan to Company the proceeds of any borrowing against an insurance policy held as an asset of the Trust.
         (g) Notwithstanding any powers granted to Trustee pursuant to this Trust Agreement or to applicable law, Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of Section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

SECTION 9.  COMPENSATION AND EXPENSES OF TRUSTEE.
- - - - - ------------------------------------------------
         All administrative and Trustee's fees and expenses (including, but not limited to, reasonable legal fees) shall be paid from the Trust unless paid by the Company. Trustee shall be entitled to the fees listed on Schedule A attached hereto as reasonable compensation for the services rendered under this Trust Agreement. Trustee's entitlement to reimbursement hereunder shall not be affected by the resignation or removal of the Trustee or by the termination of the Trust.





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SECTION 10.  RESIGNATION AND REMOVAL OF TRUSTEE.
- - - - - -----------------------------------------------
         (a) Trustee may resign at any time by written notice to Company, which shall be effective 90 days after receipt of such notice unless Company and Trustee agree otherwise.
         (b) Trustee may be removed by Company on 90 days notice or upon shorter notice accepted by Trustee.
         (c) In the event of a Change in Control, as defined herein, for a one-year period following such event, Trustee may be removed by Company only if 75 percent of the number of the Participants consent to such removal.
         (d) If Trustee resigns within one year of a Change in Control, as defined herein, Company shall select a successor trustee in accordance with the provisions of Section 11(b) hereof prior to the effective date of Trustee's resignation or removal.
         (e) Upon resignation or removal of Trustee and appointment of a successor trustee, all assets shall subsequently be transferred to the successor trustee. The transfer shall be completed within 180 days after receipt of notice of resignation, removal or transfer, unless Company extends the time limit.
         (f) If Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 11 hereof, by the effective date of resignation or removal under paragraph(s)(a) or (b) of this section. If no such appointment has been made, Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

SECTION 11.  APPOINTMENT OF SUCCESSOR.
- - - - - -------------------------------------
         (a) If Trustee resigns or is removed in accordance with Section 10(a) or (b) hereof, Company may appoint any third party, such as a bank trust department or other party that may be granted corporate trustee powers under state law, as a successor to replace Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by Company or the successor trustee to evidence the transfer.
         (b)     If Trustee resigns or is removed pursuant to the provisions of
Section 10(c) or (d) hereof, Company shall select a successor trustee; provided, however, that in the event of a Change in Control as defined in
Section 13(e), for a one-year period following such event, 75 percent of the number of the Participants must consent to the appointment of a successor trustee. The appointment of a successor trustee shall be effective when accepted in writing by the new trustee. The new trustee shall have all the rights and powers of the former Trustee, including ownership rights in Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by the successor trustee to evidence the transfer.
         (c) The successor trustee need not examine the records and acts of any prior Trustee and may retain or dispose of existing Trust assets, subject to Sections 7 and 8 hereof. The successor trustee shall not be responsible for and Company shall indemnify and defend the successor trustee from any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event, or any condition existing at the time it becomes successor trustee.

SECTION 12.  AMENDMENT OR TERMINATION.
- - - - - -------------------------------------
         (a) This Trust Agreement may be amended by a written instrument executed by Trustee and Company; provided, however, that no amendments may be made within a one-year period after the occurrence of a Change in Control, as defined in Section 13(e), unless 75 percent of the number of Participants consent to the amendments. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plans (as certified to the Trustee by Company) or shall make the Trust revocable after it has become irrevocable in accordance with Section 1(b).
         (b) The Trust shall not terminate until the date on which the Participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plans, unless sooner revoked in accordance with Section l(b) hereof. Upon termination of the Trust, and pursuant to the written direction of Company, any assets remaining in the Trust shall be returned to Company.
         (c) Upon written approval of the Participants or beneficiaries entitled to payment of benefits pursuant to the terms of the Plans, Company may terminate this Trust prior to the time all benefit payments under the Plans have been made. Upon written direction from Company, all assets in the Trust at termination shall be returned to Company.

SECTION 13.  MISCELLANEOUS.
- - - - - --------------------------
         (a) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.
         (b) Notwithstanding anything to the contrary contained elsewhere in this Trust Agreement, any reference to the Plan or Plan provisions which require knowledge or interpretation of the Plan shall impose a duty upon the Company to communicate such knowledge or interpretation to the Trustee. The Trustee shall have no obligation to know or interpret any portion of the Plan and shall in no way be liable for any action taken contrary to the Plan.
         (c) This Trust Agreement shall be governed by and construed in accordance with the laws of New York.
         (d) Any action required to be taken by Company pursuant to the terms of this Trust Agreement may be taken by the Board of Directors of Company or by any person authorized to act on behalf of Company by such Board of Directors. All actions of such Board shall be evidenced by a resolution of the Board of Directors certified to Trustee over the signature of its Secretary or Assistant Secretary under the corporate seal and Trustee shall be fully protected in acting in accordance with such resolutions so certified to it.
         (e) For purposes of this Trust, the term "Change in Control" shall mean the occurrence of either of the following events:
                 (1) A third person, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, or any rules or regulations thereunder, acquires shares of Company having 20 percent or more of the total number of votes that may be cast for the election of Directors of Company; or
                 (2) As the result of any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions (a "Transaction"), the persons who were Directors of Company before the Transaction shall cease to constitute a majority of the Board of Directors of Company or any successor to Company.

SECTION 14.  NOTICE OF CHANGE IN CONTROL.
- - - - - ----------------------------------------
         Within five days after having knowledge of a Change in Control, Company shall provide written notice of the occurrence of such Change in Control to Trustee and the Participants.

SECTION 15.  COMMUNICATIONS TO TRUSTEE OR COMPANY.
- - - - - -------------------------------------------------
         Communications to Trustee shall be sent to Trustee as follows:
Bankers Trust Company, Global Assets--Retirement Services, 280 Park Avenue, 15 East, New York NY 10017, Attention: Doug Doucette, or to such other address as Trustee may specify. No communication shall be binding upon Trustee until it is received by Trustee. Communications to Company shall be sent to Company's principal office at 1025 West NASA Boulevard, Melbourne, Florida 32919,
Attention: Corporate Secretary, or to such other address as Company may specify.

SECTION 16.  NON-ALIENATION OF BENEFITS.
- - - - - ---------------------------------------
         No benefit under a Plan shall at any time be subject in any manner to alienation or encumbrance. If any Participant or beneficiary shall attempt to, or shall, alienate or in any way encumber his benefits under a Plan, or any part thereof, or if by reason of his bankruptcy or other event happening at any time any such benefits would otherwise be received by anyone else or would not be enjoyed by him, his interest in all such benefits shall automatically terminate and the same shall be held or applied to or for the benefit of such person, his spouse, children, or other dependents in accordance with the terms of such Plan.

SECTION 17.  ARBITRATION.
- - - - - ------------------------
         Any dispute between Participants and Company or Trustee as to the interpretation or application of the provisions of the Agreement and amounts payable under a Plan shall be determined exclusively by binding arbitration in Melbourne, Florida in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court or competent jurisdiction. All fees and expenses of such arbitration shall be paid by the Trustee and considered an expense of the Trust.

SECTION 18.  TRUST BENEFITS LIMITED TO PLAN BENEFITS.
- - - - - ----------------------------------------------------
         Nothing herein contained shall be construed as conferring upon any person any rights with respect to the Trust or the administration thereof other than the right to such benefits as may be provided with respect to such person by the terms of a Plan. All rights created under the Plans and this Agreement shall be mere unsecured contractual rights of the Participant against Company.

SECTION 19.  EFFECTIVE DATE.
- - - - - ---------------------------
         The effective date of this Trust Agreement shall be August 1, 1994.

                                           HARRIS CORPORATION
                                           By:/s/ D.S. Wasserman
                                              -------------------------------
                                           Title:/s/ Vice President-Treasurer
                                                 ----------------------------
                                           Date:/s/ October 10, 1994
                                                -----------------------------

                                           BANKERS TRUST COMPANY
                                           By:/s/ Frank Eipper
                                              -------------------------------
                                           Title:/s/ Vice President
                                                 ----------------------------
                                           Date:/s/ 10/13/94
                                                -----------------------------

                                   APPENDIX A
                                   ----------

                HARRIS CORPORATION MASTER RABBI TRUST AGREEMENT

                          SUPPLEMENTAL BENEFITS PLANS
                          ---------------------------

o        Harris Corporation Supplemental Executive Retirement Plan

o        Lanier Worldwide, Inc. Supplemental Executive Retirement Plan

o        Harris Corporation Directors Retirement Plan

o        Harris Corporation Deferred Compensation Plan for Principal Executives

o        Individual Deferred Compensation Agreements

This fee schedule will be in effect for the period commencing 8/1/94 and ending 9/30/96. It presumes that the structure of the plan and the servicing requirements will remain unchanged during the fee period. If such changes occur, Bankers Trust has the right to request additional fees; Harris Corporation will have the opportunity to approve these fees in advance.

                                        HARRIS CORPORATION

/s/  October 10, 1994                   By:/s/ D.S. Wasserman
- - - - - ------------------------------             -------------------------------
Date                                       Title: Vice President-Treasurer



                                        BANKERS TRUST COMPANY


/s/  10-13-94                           By:/s/ Frank Eipper
- - - - - ------------------------------             ------------------------------
Date                                       Title: Vice President


Assumptions
- - - - - -----------
1. The Harris Corporation Master Rabbi Trust consists of five plans with one separately managed portfolio. There will be one unitization.

2. Participant Recordkeeping, Benefit Payment Services, and Participant Tax Reporting Services will be provided by the client or a client vendor.